Exhibit 2.2


                      AMENDMENT TO STOCK PURCHASE AGREEMENT


         This AMENDMENT (this "Amendment") is made and entered into in the State of North Carolina as of July 28, 2000, among RED HAT, INC., a Delaware corporation ("Buyer"), WIRESPEED COMMUNICATIONS CORPORATION, an Alabama corporation (the "Company"), all the stockholders of the Company who have signed the signature pages to this Amendment and all persons who become stockholders of the Company hereafter (individually, a "Stockholder" and collectively, the "Stockholders") and become a party to this Amendment pursuant to Section 6.18 of the Stock Purchase Agreement (defined below), and Andrew Bailey in his capacity as Securityholder Agent (the "Securityholder Agent").


                                    RECITALS

         A. Buyer, the Company, the Stockholders and the Securityholder Agent entered into that certain Stock Purchase Agreement dated as of June 13, 2000 (the "Stock Purchase Agreement").

         B. The parties hereto desire to amend the Stock Purchase Agreement, upon the terms and conditions set forth herein, to add an option on the part of Buyer to pay Additional Consideration in the form of cash or Restricted Shares and to include within the Base Consideration Share Number unvested stock options which have not been exercised as of the Effective Time.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE XI

                                   DEFINITIONS

         All capitalized terms used herein which are not defined herein shall have the meanings set forth therefor in the Stock Purchase Agreement.

                                   ARTICLE XII

                     AMENDMENTS TO STOCK PURCHASE AGREEMENT

         12.1     Effective Date.
                  ---------------

         The amendments to the Stock Purchase Agreement set forth in this
Article II shall be effective as of the date hereof.

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

         12.2     Amendments to Stock Purchase Agreement.
                  ---------------------------------------

         The following provisions of the Stock Purchase Agreement are hereby amended as set forth below:

                  (a) Section 1.2(b)(iii) is hereby amended by adding, after the word "vested", the words "and unvested" and adding, after the words "options which are" the word "not".

                  (b) The first sentence of Section 1.2(f)(iv) is hereby amended by adding, after the words "1.3(d) hereof," the following language "or, at the option of Buyer, in the form of cash,".

                  (c) The following language shall be added to the end of
Section 1.2(f)(iv):

         "Any Additional Consideration paid in the form of cash shall be paid to each Stockholder's respective investment account (a "Stockholder Account"). Distributions from any Stockholder Account may only be made during the Restricted Period as if the cash and investments in such Stockholder Account were Restricted Shares and as if the restrictions terminated in the same manner as applicable to such Restricted Shares; provided, however, the Stockholder shall be free to sell or exchange investments in such Stockholder's account as long as the proceeds of any sale or exchange are maintained in such Stockholder Account. As a condition to any obligation of Buyer to pay any Additional Consideration in the form of cash, each Stockholder will provide evidence that the Stockholder's Account is restricted in the manner set forth above.

                  (d) The following language shall be added to the end of
Section 1.2 as a new subsection 1.2(i):

                           "(i) Tax Gross Up Amount. Buyer agrees that if, during the first or second Trading Window following the Closing Date, the closing price per share of Buyer Common Stock on the Nasdaq National Market (the `Closing Price') is never equal to or greater than the Closing Price on the Closing Date, Buyer shall, on the tenth trading day prior to the end of the second Trading Window following the Closing Date (the `Tax Settlement Day'), pay to each Stockholder the Tax Gross Up Amount. Buyer will have the option to pay the Tax Gross Up Amount either in cash or in the form of shares of Buyer Common Stock, registered pursuant to an appropriate registration statement if not covered by the Order (as described in Section 4.3), having a value on the Tax Settlement Day equal to the Tax Gross Up Amount, rounded down to the nearest whole number of shares. In the event that, on the Tax Settlement Day, trading has been restricted by Buyer, the next day on which trading is allowed by Buyer during a Trading Window shall become the Tax Settlement Day for purposes of this Section.

                  For purposes of this Section, the following terms shall have the meanings set forth below:

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

                  'Tax Gross Up Amount' means an amount calculated as follows for each Stockholder: (i) the number of shares of Buyer Common Stock received by such Stockholder on the Closing Date shall be multiplied times twenty-five percent (25%) (the 'Share Amount'); (ii) a 'Tax Make Whole Amount' shall be determined by subtracting (a) the amount determined by multiplying the Share Amount times the Closing Price on the trading day immediately preceding the Tax Settlement Day from (b) the amount determined by multiplying the Share Amount times the Closing Price on the Closing Date; (iii) the amount that would be charged as income tax on the Tax Make Whole Amount, assuming the highest individual rate of state and federal income taxes, shall be added to the Tax Make Whole Amount, and the resulting sum shall be the Tax Gross Up Amount.

                  'Trading Window' means (i) the period beginning on the third business day following the public announcement of earnings for each of the Buyer's fiscal quarters and continuing until the earlier of four weeks after such announcement or the last day of the second month of such fiscal quarter or (ii) such other period during which the Stockholders would be permitted to trade as may be adopted by the Board of Directors of Buyer from time to time if Buyer provides the Stockholders with five (5) days advance notice in writing of the beginning and ending date of such period. The term 'Trading Window' shall not include, for purposes of this Agreement, a period of less than ten (10) days."


                  (e) The following language shall be added to the end of
Section 1.3 as a new subsection 1.3(f):

                           "(f) 'Make Whole Shares.' Buyer agrees that if, during the first four Trading Windows following the Closing Date, the Closing Price is never equal to or greater than $19.78, Buyer shall, on the fifth trading day prior to the end of the fourth Trading Window following the Closing Date (the 'Make Whole Settlement Day'), release the restrictions set forth in Section 1.3(c) on the 'Make Whole Shares.' The restrictions to be lifted on the Make Whole Shares shall be allocated first to the restrictions which otherwise terminate three years after the Closing Date (or six years following the Closing Date, if applicable), second, to the restrictions which terminate two years after the Closing Date and third, to the restrictions which terminate one year after the Closing Date.

                  For purposes of this Section, the following terms shall have the meanings set forth below:

                  'Make Whole Shares' shall mean that portion of the Restricted Shares received by each Stockholder as Base Consideration on the Closing Date determined as follows: (i) subtract the Closing Price on the day immediately preceding the Make Whole Settlement Day from 19.78;
         (ii) divide the resulting sum by 19.78; (iii) multiply the resulting fraction times 0.5 times the number of Restricted Shares received by such Stockholder as Base


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

         Consideration on the Closing Date and (iv) round the resulting number down to the nearest whole number of Restricted Shares.

                  'Trading Window' shall have the meaning ascribed thereto in
         Section 1.2(i)."

                  (f) Section 2.3(a) is hereby amended by deleting the first sentence and replacing it with the following sentence:

                  "The authorized capital stock of the Company is 2,000,000 shares of Company Common Stock, of which the number of shares set forth on Schedule 2.3(a) are issued and outstanding."


         12.3     Continued Effectiveness.
                 ------------------------

         Except as provided in this Amendment, the Stock Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1     Governing Law.
                  --------------

         This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         13.2     Counterparts.
                  -------------

         This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.


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


         IN WITNESS WHEREOF, Buyer, the Company, the Stockholders and the Securityholder Agent have signed or caused this Amendment to be signed by their duly authorized respective officers, as the case may be, pursuant to Section 9.3 of the Stock Purchase Agreement, all as of the date first written above.

RED HAT, INC.,                                                 WIRESPEED COMMUNICATIONS CORPORATION, an Alabama
a Delaware corporation                                         corporation

By: /s/ Harold Covert                                          By: /s/ Andrew Bailey
   --------------------------------------                        ------------------------------------
     Harold Covert                                                  Andrew Bailey
     Chief Financial Officer                                        President


SECURITYHOLDER AGENT

By: /s/ Andrew Bailey
   --------------------------------------
     Andrew Bailey



STOCKHOLDERS:


/s/ Keith Lowe                                                       /s/ James True
-----------------------------------------------------------          -------------------------------------------------------
Keith Lowe, by Andrew Bailey as Attorney-in-Fact under that          James True, by  Andrew Bailey as Attorney-in-Fact under
certain Power of Attorney dated July 12, 2000 from such              that certain Power of Attorney dated July 12, 2000 from
Stockholder to Andrew Bailey                                         such Stockholder to Andrew Bailey


/s/ Ryan Waldron                                                     /s/ John Allen
-----------------------------------------------------------          -------------------------------------------------------
Ryan Waldron, by Andrew Bailey as Attorney-in-Fact under             John Allen, by Andrew Bailey as Attorney-in-Fact under
that certain Power of Attorney dated July 12, 2000 from such         that certain Power of Attorney dated July 12, 2000 from
Stockholder to Andrew Bailey                                         such Stockholder to Andrew Bailey


/s/ Clark Williams                                                   /s/ Andrew Bailey
-----------------------------------------------------------          -------------------------------------------------------
Clark Williams, by Andrew Bailey as Attorney-in-Fact under           Andrew Bailey that
certain Power of Attorney dated July 12, 2000 from such
Stockholder to Andrew Bailey


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

/s/ Reuel Delaney                                                    /s/ Joe deBlaquiere
-----------------------------------------------------------          -------------------------------------------------------
Reuel Delaney, by Andrew Bailey as Attorney-in-Fact under            Joe deBlaquiere, by  Andrew Bailey as Attorney-in-Fact
that certain Power of Attorney dated July 13, 2000 from such         under that certain Power of Attorney dated July 13, 2000
Stockholder to Andrew Bailey                                         from such Stockholder to Andrew Bailey


/s/ David R. Smith                                                   /s/ Rick Garrison
-----------------------------------------------------------          -------------------------------------------------------
David R. Smith, by Andrew Bailey as Attorney-in-Fact under           Rick Garrison, by Andrew Bailey as Attorney-in-Fact under
that certain Power of Attorney dated July 13, 2000 from such         that certain Power of Attorney dated July 13, 2000 from
Stockholder to Andrew Bailey                                         such Stockholder to Andrew Bailey


/s/ Bhavana Nagendra
------------------------------------------------------------
Bhavana Nagendra, by Andrew Bailey as Attorney-in-Fact under that certain Power of Attorney dated July 13, 2000 from such
Stockholder to Andrew Bailey


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